Exhibit 10.14

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION AWARD

The purpose of this Agreement is to evidence the grant by the Company to the Optionee of an Option pursuant to the PPG Industries, Inc. Omnibus Incentive Plan (the “Plan”). For purposes of the Notice of Grant of Nonqualified Stock Option Award to which these Terms and Conditions are attached (the “Notice”) and these Terms and Conditions, any reference to the Company shall include a reference to any Subsidiary.

1. Incorporation by Reference. The capitalized terms used and not otherwise defined in the Notice and these Terms and Conditions shall have the meanings set forth in the Plan, the text of which is set forth in the Prospectus dated February 1, 2007, concerning the Plan. The Plan is incorporated herein by reference.

2. Grant. The Company hereby grants to the Optionee the right and option to purchase the number of shares of the Common Stock of the Company set forth in the Notice, on the terms and conditions herein set forth or incorporated by reference.

3. Exercise Price. Subject to adjustment as provided in Section 11.07 of the Plan, the Exercise Price of the shares subject to the Option is set forth in the Notice, which is the Fair Market Value of a share of Common Stock on the Date of Grant.

4. Option Term. Subject to Section 8 of these Terms and Conditions, the Option may be exercised as to any or all shares subject to the Option, at any time or from time-to-time, during the period beginning on the Vesting Date (as defined in the Notice) and ending on the Expiration Date (as defined in the Notice), subject to earlier termination as provided herein; provided, however, that under Section 6.03 of the Plan the Committee may provide for the acceleration of the vesting and exercisability of the Option in its discretion.

5. Exercise of Option.

(a) The Option may be exercised by the Optionee giving written notice (in such form as may be approved by the Committee) to the Company specifying the number of shares to be purchased. Notwithstanding the other provisions of this Agreement, no Option exercise or issuance of shares of Common Stock pursuant to this Agreement shall be effective if (i) the shares reserved under the Plan are not subject to an effective registration statement at the time of such exercise or issuance, or otherwise eligible for an exemption from registration, or (ii) the Company determines in good faith that such exercise or issuance would violate any applicable Company policy or any securities or other law or regulation. By accepting this Option, the Optionee agrees not to sell any of the shares of Common Stock received under this Option at a time when the applicable laws or Company policies prohibit a sale.

(b) Unless otherwise determined by the Committee, the Exercise Price of an Option may be paid either (i) by delivery to the Company on the date of exercise (or on such later date as the Vice President, Human Resources or his or her successor may permit) of cash or a check in an amount equal to the Exercise Price, (ii) except for any portion of the Exercise Price which cannot be paid in whole shares which portion will be paid in cash, by delivery to the Company on the next business day following the date of exercise (or on such later date as the Vice President, Human Resources or his or her successor may permit) of certification of ownership of shares of Common Stock with a Fair Market Value on the date of exercise equal to the Exercise Price (such transaction hereinafter referred to as a “Stock Swap”), (iii) by such methods in accordance with such procedures as may be authorized or permitted by the Committee from time to time (e.g., a cashless exercise program) or (iv) by a combination of (i), (ii) and (iii), in the discretion of the Optionee.

(c) Shares used by an Optionee to initiate a Stock Swap may only be shares owned in the following ways:

(i) In the Optionee’s name (including shares of restricted stock issued pursuant to an award to the Optionee); or

(ii) In the Optionee and the Optionee’s spouse’s name; or

(iii) In a street account, provided that ownership is certified by the broker as being in the Optionee or in the Optionee and spouse; or

(iv) In a revocable trust in the Optionee’s name, provided that beneficial ownership is certified by the trustee as being in the Optionee or in the Optionee and spouse.

(d) As soon as practicable after receipt by the Company of the required notice and payment in full of the Exercise Price (as well as any applicable Tax-Related Items as defined in paragraph 5(e)) for the shares purchased, a certificate or certificates representing the shares to be acquired by the Optionee shall be issued to the Optionee; provided that any certificate(s) for the shares purchased may be retained by the Company or its stock transfer agent or kept in a book-entry account by its stock transfer agent or may have such restrictive legends imprinted thereon prohibiting the transfer of such certificate(s) for such period as may be prescribed by the Committee. Subject to the foregoing, the Optionee shall have the rights of a shareholder with respect to such shares on the date the shares are delivered to the Optionee.

(e) Regardless of any action the Company and/or the Subsidiary employing the Optionee (the “Employer”) take with respect to any or all income tax (including U.S. federal, state, and local tax and/or non-U.S. tax), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility and that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant, vesting and exercise of the Option, the conversion of the Option into shares, the subsequent sale of any shares acquired pursuant to the Option and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items. Prior to the relevant taxable event, the Optionee shall pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer to satisfy the Tax-Related Items obligation by withholding otherwise deliverable shares of Common Stock, provided that the Company only withholds the amount of shares necessary to satisfy the minimum withholding amount or such other amount as may be necessary to avoid adverse accounting treatment. In addition, the Optionee authorizes the Company and/or the Employer, in their sole discretion and pursuant to such procedures as the Company may specify from time to time, to withhold any Tax-Related Items necessary to comply with legal requirements by one or more of the following means: (i) arranging for the sale of shares of Common Stock acquired upon the exercise of the Option (on the Optionee’s behalf and at the Optionee’s direction pursuant to this authorization) and withholding from the cash proceeds; and /or (ii) withholding from any wages or other cash compensation paid to the Optionee by the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Optionee shall be deemed, for tax purposes only, to have been issued the full number of shares of Common Stock subject to the exercised portion of the Option, notwithstanding that a number of shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option. The Optionee shall pay to the Company and/or the Employer any amount of Tax-Related Items that is required to be withheld in connection with the Option that cannot be satisfied by the means previously described. The Company may refuse to deliver to the Optionee any shares of Common Stock pursuant to the Option if the Optionee fails to comply with his or her obligations in connection with the Tax-Related Items as described in this paragraph.

(f) The date of exercise shall be the date the required notice is received by the Company; provided, however, that if payment in full is not received by the Company as described herein or as otherwise permitted by the Committee, such notice shall be deemed not to have been received.

6. Termination of Option. Unless the Committee shall exercise its discretion under Section 6.03 of the Plan, the Option shall immediately expire and will no longer be exercisable at the time the Optionee ceases to be employed by the Company or a Subsidiary, except as otherwise provided under “Exercise After Termination of Service” as set forth in the Notice.

7. Forfeiture. Notwithstanding any other provisions herein, the Optionee, by execution of this Agreement, agrees and acknowledges that in return for the Option granted by the Company herein, the following continuing conditions shall apply:

(a) If at any time within (i) the term of this Option or (ii) within one (1) year after the Optionee exercises any part of this Option, whichever is latest, the Optionee engages in any activity in competition with any activity of the Company or any of its Subsidiaries, or contrary or harmful to the interests of the Company or any of its Subsidiaries, including, but not limited to: (A) conduct related to the Optionee’s employment for which either criminal or civil penalties against the Optionee may be sought, (B) violation of Company (or Subsidiary) Business Conduct Policies, (C) accepting employment with or serving as a consultant, advisor or in any other capacity to an employer that is in competition with or acting against the interests of the Company or any of its Subsidiaries, including employing or recruiting any present, former or future employee of the Company or any of its Subsidiaries, (D) disclosing or misusing any confidential information or material concerning the Company or any of its Subsidiaries, or (E) participating in a hostile takeover attempt, then (1) this Option shall terminate effective as of the date on which the Optionee enters into such activity, unless terminated sooner by operation of another term or condition of this Agreement or the Plan, and (2) any “Option Gain” realized by the Optionee from exercising all or any portion of this Option within one (1) year prior to the Optionee entering into such activity shall be paid by the Optionee to the Company. “Option Gain” shall mean the gain represented by the Fair Market Value on the date of exercise over the Exercise Price, multiplied by the number of shares purchased, without regard to any subsequent market price decrease or increase.

(b) By accepting this Agreement, the Optionee consents to a deduction from any amounts the Company or any of its Subsidiaries owes the Optionee from time to time (including amounts owed to the Optionee as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Optionee by the Company or any of its Subsidiaries), to the extent of the amounts owed to the Company by the Optionee under paragraph 7(a) above. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Optionee owes it, calculated as set forth above, the Optionee agrees to pay immediately the unpaid balance to the Company.

(c) The Optionee may be released from the Optionee’s obligations under paragraphs 7(a) and 7(b) above only if the Committee (or its duly appointed agent) determines, in its sole discretion, that such action is in the best interests of the Company.

8. Acceleration of Vesting. Any Option not then exercisable under the terms of this Agreement shall, notwithstanding such terms, become fully vested and immediately exercisable upon the occurrence of any of the following events:

(a) the commencement of a tender offer or an exchange offer for the Common Stock; or

(b) a determination has been made that a Change in Control has occurred or is reasonably to be anticipated.

Upon becoming exercisable, any such Option shall remain so, notwithstanding the expiration or termination of the tender offer or the exchange offer or the subsequent failure of a Change in Control to occur until, by the terms of the Agreement covering it, such Option would otherwise have become exercisable.

9. Nontransferability. The Option is not transferable by the Optionee except by will or the laws of descent and distribution, and may not be assigned, hypothecated or otherwise pledged and shall not be subject to execution, attachment or similar process. Further, the Option shall be exercisable during the Optionee’s lifetime only by the Optionee. Upon any attempt to effect any such disposition, or upon the levy of any such process, the Option shall immediately become null and void and the Option shall be forfeited.

10. Irrevocability. The rights and Option granted hereby may not be rescinded, modified, canceled or otherwise affected by the Company, except as provided herein (whether expressly or by incorporation by reference), without the written consent of the Optionee.

11. Choice of Law; Entire Agreement; Venue. The validity, construction and performance of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to any choice of law principles. The Notice, these Terms and Conditions and the Plan contain all terms and conditions with respect to the subject matter hereof.

For purposes of litigating any dispute that arises under the Option or this Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Pennsylvania, and agree that such litigation shall be conducted in the courts of Allegheny County, Pennsylvania, or other federal courts for the United States for the Western District of Pennsylvania, and no other courts, where this Option grant is made and/or to be performed. The parties agree that, if suit is filed in Allegheny County courts, application will be made by one or both parties, without objection, to have the case heard in the Center for Commercial and Complex Litigation of the Court of Common Pleas of Allegheny County.

12. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible and the legality, validity and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. Notices. All notices provided for herein shall be in writing and, if to the Company, shall be delivered to the Treasurer of the Company or mailed to its principal office, One PPG Place, Pittsburgh, Pennsylvania 15272, addressed to the attention of the Treasurer, and, if to the Optionee, shall be delivered personally or mailed to the Optionee at the address appearing in the payroll records of the Company or a Subsidiary. Such addresses may be changed at any time by written notice to the other party.

14. Prospectus. By execution of this Agreement, the Optionee acknowledges receipt of the Prospectus dated February 1, 2007, concerning the Plan.

15. Nonqualified Status. This Option shall, under no circumstances, be treated as an incentive stock option under Section 422 of the Code.

16. Further Assurances. The Optionee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver and perform all additional documents, instruments and agreements which may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Notice, this Agreement and the Plan.

17. Capitalization Adjustments. The number of shares of Common Stock subject to the Option is subject to adjustment as provided in Section 11.07(a) of the Plan. The Optionee shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Optionee.

18. Option Confers No Rights to Continued Employment. Nothing contained in the Plan or this Agreement shall give the Optionee the right to be retained in the employment of the Company or any Subsidiary or affect the right of any such employer to terminate the Optionee’s employment.

19. Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future awards under the Plan by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

20. Code Section 409A. It is the intent that the grant, vesting and/or exercise of the Option set forth in this Agreement shall be exempt from the requirements of Section 409A of the Code, and any ambiguities herein will be interpreted to so comply. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify this Agreement as may be necessary to ensure that all grants, vesting and exercises provided under this Agreement are made in a manner that is exempt from Section 409A of the Code; provided, however, that the Company makes no representation that the Option provided under this Agreement will be exempt from and/or comply with Section 409A of the Code.

By accepting below, the Optionee agrees that this Option is granted under and governed by the terms and conditions of the Company’s Omnibus Incentive Plan and this Agreement.

PPG Industries, Inc.

By:
Name:
Title:

I Accept	I Do Not Accept